UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 12, 2007 (June 18, 2007)
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	0001-338613	16-1731691
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas	75201
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (214) 750-1771
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Regency Energy Partners LP hereby amends its Current Report on Form 8-K dated June 19, 2007 to restate Item 5.01 and 5.02. Other than Item 5.01 and Item 5.02, no additional changes were made to this Form 8-K.
Item 4.01. Changes in Registrant’s Certifying Accountant.
     On June 18, 2007, Deloitte & Touche LLP (“Deloitte”) advised Regency Energy Partners LP (the “Partnership”) that, in light of the change of control discussed under Item 5.01 below and because of existing relationships with General Electric Company and its affiliates, effective as of the date of the change of control of the Partnership, Deloitte will no longer be able to serve as the Partnership’s independent registered public accounting firm because it will no longer satisfy the independence requirements necessary to certify the financial statements of the Partnership. As a result, Deloitte has resigned as the Partnership’s independent registered public accounting firm, effective as of the date of the change of control of the Partnership.
     Deloitte has expressed an unqualified opinion on the consolidated financial statements of the Partnership for the years ended December 31, 2006 and 2005. Such opinion included an explanatory paragraph related to the Partnership’s accounting for its acquisition of TexStar Field Services, L.P. and its general partner, TexStar GP, LLC as acquisitions of entities under common control in a manner similar to a pooling of interests. During the two most recent fiscal years and interim period preceding Deloitte’s resignation, there were no (a) disagreements with Deloitte or (b) any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K.
     The Partnership provided Deloitte with a copy of this Current Report on Form 8-K and has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Deloitte’s letter dated June 18, 2007 is attached herewith as Exhibit 16.1.
     The board of directors of the Managing General Partner has, subject to approval of the engagement terms by the Audit Committee, requested KPMG (“KPMG”) to act as the independent registered public accounting firm in auditing the financial statements of the Partnership for the year ending December 31, 2007 and in performing such other attestation services for the Partnership as may be required for the remainder of calendar year 2007. Proposed terms of the engagement of KPMG have been presented by KPMG to the Audit Committee of the board of directors of the Managing General Partner and are being reviewed by that Committee. It is anticipated that terms of the engagement will be resolved and agreed following a meeting of representatives of KPMG with the Audit Committee to be held prior to the end of June 2007. As of the date of this report, KPMG is in the process of conducting its standard client evaluation procedures and has not accepted the engagement.
     The Partnership provided KPMG with a copy of the disclosures made in this Form 8-K and an opportunity to furnish the Partnership with a letter containing any new information, clarification of the Partnership’s expression of KPMG’s views or the respects in which KPMG does not agree with the statements made by the Partnership in this Form 8-K. KPMG declined the opportunity to furnish such a letter.
     KPMG is currently the registered independent accounting firm engaged by GE.
Item 5.01 Changes in Control of Registrant.
     Immediately prior to June 18, 2007, HMREP LP (the “Seller”) owned all the outstanding limited partners’ interests in Regency GP LP (the “General Partner”), which is the sole general partner of the Partnership, and the entire member’s interest in Regency GP LLC (the “Managing General Partner”), which is the sole general partner of the General Partner and by virtue of that position controlled the Partnership.
     As of June 18, 2007, the Seller entered into and consummated a Purchase Agreement (the “Purchase Agreement”) between itself and Regency GP Acquirer LP (“GE1”) and Regency LP Acquirer LP (“GE2”), two indirect subsidiaries of GE Energy Financial Services (“GE EFS”), a unit of GE. (GE EFS owns the general partner and all the outstanding Class A limited partner interests of GE1 and the general partner and all the outstanding limited partner interests of GE2). Pursuant to the Purchase Agreement, the Seller sold to GE1 (i) 91.3% of the outstanding member interest in the Managing General Partner and (ii) 91.3% of the outstanding limited partner interests in the General Partner. Concurrently, as described under Item 5.02 below, GE1 acquired from members of management of the Partnership 8.7% of the outstanding member interest in the Managing General Partner and 8.7%

of the outstanding limited partner interest in the General Partner. As a result of these transactions, GE1 acquired 100% of the general and limited partner interests in the General Partner.
      Concurrently, GE2 purchased from the Seller and certain members of management 17,763,809 Subordinated Units of the Partnership, of which 1,222,717 Subordinated Units were owned directly or indirectly by members of management, including seven officers of the Managing General Partner, including James W. Hunt, Chairman, President and Chief Executive Officer, Michael L. Williams, Executive Vice President and Chief Operating Officer, Stephen L. Arata, Executive Vice President and Chief Financial Officer, William E. Joor III, Executive Vice President, Chief Legal and Administrative Officer and Secretary, and Alvin Suggs, Senior Vice President and General Counsel.
     Affiliates of the Seller have retained the 8,148,672 Common Units owned by them and, consequently, continue as the second largest securityholder of the Partnership.
     While none of the Partnership, the General Partner or the Managing General Partner was a party to the Purchase Agreement, the Partnership has been advised that:
     • The aggregate purchase price paid by GE1 and GE2 to the Seller pursuant to the Purchase Agreement was $603 million in cash. The source of these funds was the internal cash flow of GE1, GE2 and their affiliates, including GE EFS.
     • The parties to the Purchase Agreement have agreed to pro rate any distributions that the Partnership may make on subordinated units and the general partner interest with respect to the second quarter of 2007,
     • The parties to the Purchase Agreement have made customary representations, warranties, covenants and agreements.
     One affiliate of the Seller has entered into a separate agreement with the purchasers under which it has agreed not to sell or otherwise distribute the 3,456,255 Common Units retained by it for a period of one year and other affiliates of the Seller have entered into a similar agreement with the purchasers pursuant to which such affiliates have agreed not to sell or otherwise distribute the 4,692,417 Common Units of the Partnership retained by them for a period of six months.
      All the general and limited partner interests in the Seller are owned indirectly by Hicks, Muse, Tate & Furst Fund V, Ltd. and other investors affiliated with HM Capital Partners, LLC (“HM Capital”). As a result of this transaction, control of the Partnership has been transferred from HM Capital to GE EFS. Concurrently with the consummation of the transaction, four members of the board of directors of the Managing General Partner (Joe Colonnetta, Jason H. Downie, Jack E. Furst and J. Edward Herring), all of whom are partners of HM Capital, together with two other directors (Robert D. Kincaid and Gary W. Luce), resigned as directors of the Managing General Partner. As a result of its ownership of the Partnership’s Managing General Partner, GE EFS appoints all of the directors of the Managing General Partner and has appointed five directors to serve on its board of directors.
     This change of control caused all outstanding unvested option and restricted unit awards under our Long-Term Incentive Plan to vest. As a result, the Partnership will record a non-cash charge of approximately $11.5 million to its results of operations for quarter ending June 30, 2007.
Business Strategies
      As a result of this change of control of the Partnership, one of our business strategies has been modified to a degree. Our management team continues to be dedicated to increasing the amount of cash available for distribution to each outstanding unit while maintaining a strong credit profile and financial flexibility. As before the change of control, we intend to achieve this by (i) maximizing the profitability of our existing assets; (ii) implementing cost-effective organic growth opportunities; (iii) continuing to reduce our exposure to commodity price risk; (iv) improving our credit ratings; and (v) pursuing accretive acquisitions. It is the latter strategy that has been modified. Before the change of control, we pursued only strategic acquisitions of midstream assets that were in or near our current areas of operation. Following the change of control, the Partnership will benefit from its relationship with a company of GE’s financial strength and experience, and although GE is not obligated to do so, we expect that the Partnership will become a platform for GE’s future investment in the midstream sector. We intend to pursue strategic acquisitions of midstream assets from GE, including acquisitions and opportunities in new regions with significant natural gas reserves and high levels of drilling activity beyond our areas of current operations.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Changes in Management
     As disclosed under Item 5.01 above, six directors of the Managing General Partner resigned in connection with the change of control transaction described herein effective June 18, 2007. All these directors had been appointed by a predecessor of the Seller at the request of HM Capital. As required by the Purchase Agreement, these directors resigned in order to allow GE1 to appoint a different slate of directors. The directors who resigned held the following Committee appointments:
Joe Colonnetta: Chairman of the Executive Committee; Chairman of the Nominating Committee; member of the Compensation Committee.
Jason H. Downie: Chairman of the Compensation Committee; member of the Executive Committee, the Risk Management Committee and the Nominating Committee.
Jack D. Furst: None.
Edward J. Herring: Member of the Nominating Committee..
Robert D. Kincaid: None.
Gary W. Luce: Chairman of the Risk Management Committee.
     As also indicated under Item 5.01 above, GE1 has elected five individuals to the board of directors of the Managing General Partner. As a result, the board of directors of the Managing General Partner now consists of eight individuals, consisting of five designated by GE1, James Burgoyne, Daniel Castagnola, Paul Halas, Mark Mellana and Brian Ward, the independent directors A. Dean Fuller and J. Otis Winters and the Chief Executive Officer James W. Hunt. At a meeting held on June 18, 2007, the new board of directors established the following committees of the board of directors:
Audit Committee: A. Dean Fuller and J. Otis Winters, Chairman;
Compensation Committee: Mark Mellana, J. Otis Winters and Daniel Castagnola, Chairman;
Conflicts Committee: J. Otis Winters and A. Dean Fuller, Chairman;
Executive Committee: James W. Hunt, Brian Ward and James Burgoyne, Chairman;
Nominating Committee: Paul Halas, James W. Hunt and Daniel Castagnola, Chairman; and
Risk Management Committee: Brian Ward, Daniel Castagnola and Mark Mellana, Chairman.
     At the same meeting of the board of directors, the directors promoted Richard D. Moncrief to serve as Executive Vice President and Chief Operating Officer to replace Michael L. Williams, who resigned concurrently with the change of control.
     The directors also promoted James A. Scott to serve as Senior Vice President, Gas Supply and Business Development. From May 2006 to the present, Mr. Scott served in various roles at Regency GP LLC relating to gas supply and business development. From 2003 to May 2006, Mr. Scott served as the Vice President -Corporate Development of Crosstex Energy Services with responsibilities including development of Crosstex’s grass roots pipeline and processing assets in the Fort Worth Basin and lead roles in Crosstex’s acquisition efforts. From 1998 to 2003, Mr. Scott served as Vice president — Business Development of : J-W Operating Company with responsibilities for growth initiatives including approximately twenty acquisitions in the energy services business. Prior to 1998, Mr. Scott held management positions with Koch Midstream Services Company and Delhi Gas Pipeline Corporation.
     In addition, the directors appointed James M. Richter as Vice President, Human Resources. From January 2007 to the present, Mr. Richter served as the human resources manager at Regency GP LLC. From October 2005 to August 2006, Mr. Richter worked for USAA as Senior People Officer. From June 2001 to August 2005, Mr. Richter was employed by Argonaut Group, Inc. as Vice President, Human Resources. Prior to Argonaut Group,

Mr. Richter held the position of Vice President, Human Resources for PG&E’s National Energy Group from August 1997 to March 2001. Prior to joining PG&E, Mr. Richter held various senior management positions at Aguila Energy and Honeywell, Inc.
Management Ownership
     Concurrently with the execution of the Purchase Agreement, ten officers of the Managing General Partner, including Messrs. Hunt, Williams, Arata,. Joor, and Suggs, entered into a Purchase and Sale Agreement (the “Management Agreement”) with GE1. Pursuant to the Management Agreement, some of these officers, including Messrs. Williams, Joor and Suggs, sold their interests in the General Partner for cash, and others, including Messrs. Hunt and Arata, exchanged their interests in the General Partner for Class B limited partner interests in GE1.
     At the same time, GE1 entered into a Subscription Agreement (the “Subscription Agreement”) with approximately four officers, including Mr. Moncrief and other key employees pursuant to which GE1 agreed to sell at a deferred closing a number of Class B limited partner interests proportional, in the aggregate, to the General Partner interests that it purchased for cash under the Management Agreement. As a consequence, it is anticipated that, following the closing under the Subscription Agreement, officers and key employees will own Class B Units of GE1 that entitle them to an indirect 8.2% ownership interest in the Managing General Partner and General Partner (in addition to the rights most of those officers and key employees will possess as a result of ownership of Class C Units that entitle them to participate in certain distributions by the General Partner as distribution by the Partnership to its unitholders increase to specified levels), as well as approximately 58,000 subordinated units.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements. None.
(b) Exhibits.

Exh. No.	Description of Exhibit
16.1*	Letter re change in certifying accountant.

99.1*	Copy of Registrant’s press release dated June 19, 2007 publicly announcing the change of control of the Registrant.

*	Previously filed with original Form 8-K
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
Date: July 12, 2007	By:	/s/ William E. Joor III
William E. Joor III
Executive Vice President Chief Legal and Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
16.1*	Letter re change in certifying accountant.

99.1*	Copy of Registrant’s press release dated June 19, 2007 publicly announcing the change of control of the Registrant.

*	Previously filed with original Form 8-K